                                                                     EXHIBIT 2.1
                                                                     -----------

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization, ("Agreement") dated as of the 7th day of July, 1995 among Intercell Corporation and Modern Industries, Inc.

                                  WITNESSETH

     Whereas, the parties hereto desire that stock of Intercell Corporation be exchanged with Modern Industries, Inc., for assets of Modern Industries, Inc., on the date and at the time provided for herein (the "Effective Date"); and
     Whereas, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the transaction contemplated;
     Now, therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows;

                                   ARTICLE I

                                   EXCHANGE

1.1  EXCHANGE

     Subject to the terms and conditions herein on July 7, 1995, at 10:00 a.m., or at such other time as Intercell Corporation and Modern Industries, Inc., shall designate, Intercell Corporation shall deliver to Modern Industries, Inc. the stock of Intercell Corporation herein described and Modern Industries, Inc. shall deliver to Intercell Corporation the assets of Modern Industries, Inc. herein described.

1.2  RIGHTS AND PREFERENCES OF INTERCELL CORPORATION STOCK

     The rights and preferences of Intercell Corporation Stock transferred to the Stockholders of Modern Industries, Inc. shall be as follows:

     5,412,191 common restricted no par value shares, as described in the Articles of Incorporation of Intercell Corporation


1.3  ASSETS TO BE TRANSFERRED-LIABILITIES TO BE ASSUMED

  The assets to be transferred by Modern Industries, Inc. pursuant to this Agreement are set forth in EXHIBIT "A" attached hereto and the liabilities to be assumed are set forth in EXHIBIT "B" attached hereto. Intercell Corporation may waive the production of all Schedules Annexes and Exhibits requested of Modern Industries, Inc. herein and accept in lieu thereof the Financial Statements of Modern Industries, Inc., along with copies of all supporting audit work papers and supporting documentation. It is specifically understood that the principal asset of Modern Industries, Inc., is its 100% subsidiary California Tube Laboratory, Inc., which is conveyed and delivered hereby to Intercell Corporation.

1.4  CHANGE OF NAME

  Modern Industries, Inc. agrees to change its name at closing and to assign to Intercell Corporation said name if requested by Intercell Corporation.

1.5  ESCROW AND BULK SALES ACT

Modern Industries, Inc., shall assure Intercell Corporation, in form acceptable to counsel to Intercell Corporation, that Modern Industries, Inc., has complied with applicable provisions, if any, of the Bulk Sales Act of the California Uniform Commercial Code.


                                  ARTICLE II

                   MODERN INDUSTRIES, INC., REPRESENTATIONS

2.1  REPRESENTATIONS AND WARRANTIES OF MODERN INDUSTRIES, INC.

  Modern Industries, Inc. represents and warrants to Intercell Corporation as of the date hereof and on the Effective Date as follows:

  (a) GOOD STANDING. Modern Industries, Inc. is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all States wherein it conducts business. Modern Industries, Inc., has one wholly owned subsidiary: California Tube Laboratory, Inc.

  (b) STOCKHOLDERS AND STOCK. The authorized capital stock of Modern Industries, Inc. consists of 45,000,000 shares of Common Stock, $0.001 par value, of which 15,186,763 shares are issued and outstanding (the Modern Industries, Inc. stock); and 5,000,000 Preferred Shares, of which none are issued and outstanding.

  (c) FINANCIAL STATEMENTS. Modern Industries, Inc. has delivered to Intercell Corporation copies of the following financial statements of Modern Industries, Inc. and the Subsidiaries of Modern Industries, Inc. (EXHIBIT "C")

      (1) Consolidated Balance Sheet as of October 31, 1994 (hereinafter referred to as "Modern Industries, Inc.'s Balance Sheet Date");
      (2) Consolidated Profit and Loss Statement for the Twelve month period ended on Modern Industries, Inc.'s Balance Sheet Date;
      (3) Consolidated Balance Sheet and Profit and related Financial Statements on January 31, 1995.

Except as and only to the extent expressly disclosed on a statement signed by Modern Industries, Inc. and identified as being delivered pursuant to this Section, such financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated. Except as and only to the extent expressly disclosed on a statement signed by and identified as being delivered pursuant to this Section, Modern Industries, Inc.'s Balance Sheets present fairly the financial condition of Modern Industries, Inc. and the Subsidiaries of Modern Industries, Inc. as of the dates indicated thereon and such Profit and Loss Statements present fairly the results of operations of Modern Industries, Inc. and the Subsidiaries of Modern Industries, Inc. for the periods indicated thereon.

  (d) ACCOUNT RECEIVABLE. Modern Industries, Inc. has delivered to Intercell Corporation an accurate list (SCHEDULE C-1) as of the Balance Sheet Date of the accounts and notes receivable of Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc. Except to the extent of the reserve for bad debts reflected thereon, to the best knowledge of Modern Industries, Inc., such accounts and notes are collectible in the amount shown on SCHEDULE C-1.

  (e) PERMITS. Modern Industries, Inc. has delivered to Intercell Corporation an accurate list and summary description (SCHEDULE C-2) as of Modern Industries, Inc.'s Balance Sheet Date of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights (excluding only radio and usual motor vehicle licenses) of a material nature owned or held by Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc., all of which are upon the knowledge and belief of Modern Industries, Inc. thought to be now valid and in good standing.

  (f) FIXED ASSETS. Modern Industries, Inc. has delivered to Intercell Corporation an accurate list and a substantially complete description (SCHEDULE C-3) as of Modern Industries, Inc.'s Balance Sheet Date of all the fixed assets of Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc., including true and correct copies of leases on properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of Modern Industries, Inc. Substantially all of the trucks, machinery and equipment of Modern Industries, Inc. and Subsidiaries of Modern Industries, Inc. are in reasonably good working order and condition to the knowledge and belief of Stockholders of Modern Industries, Inc.

  Such leases are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

  Except as indicated on SCHEDULE C-3, since Modern Industries, Inc.'s Balance Sheet Date, neither Modern Industries, Inc. nor any Subsidiary of Modern Industries, Inc. has acquired or sold or otherwise disposed of any fixed assets, except in the ordinary course of business. All fixed assets used either by Modern Industries, Inc. or any Subsidiary of Modern Industries, Inc. in the operation of its business are either owned by Modern Industries, Inc. or the Subsidiary of Modern Industries, Inc. or leased under an agreement reflected on a schedule hereto.

  (g) ASSETS. Modern Industries, Inc. has delivered to Intercell Corporation a substantially accurate list (SCHEDULE C-4) as of Modern Industries, Inc.'s Balance Sheet Date of all properties and assets of Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc. other than those shown on SCHEDULE C-1,C-2 and C-3. Except as indicated on SCHEDULE C-4, since the Balance Sheet Date, neither Modern Industries, Inc. nor any Subsidiary of Modern Industries, Inc. has acquired or sold or otherwise disposed of any of such properties or assets except in the ordinary course of business.

  (h) SUBSIDIARY. Modern Industries, Inc., has delivered to Intercell Corporation, a certificate representing 100% ownership of its subsidiary California Tube Laboratory, Inc.

  (i) CONTRACTS. Modern Industries, Inc. has delivered to Intercell Corporation an accurate complete list (SCHEDULE C-5) as of Modern Industries, Inc.'s Balance Sheet Date of all material contracts and agreements to which Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc. are parties or by which they or any of their property are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, bonds, mortgages, liens, pledges or other security agreements). For purposes only of providing a convenient frame of reference for listing contracts and agreements pursuant to this Subsection, a "material" contract or agreement shall be deemed to mean and include any contract or agreement singularly or in the aggregate (in the case of a series of similar or substantially similar contracts or agreements) which provides for a "face", "fixed", or liquidated monetary obligation or benefit equal to or in excess of $1,000; in the event no fixed monetary amount is provided for, such contract or agreement shall be listed in any event. To the knowledge and belief of Modern Industries, Inc., none of such contracts or agreements contain covenants or restrictions which unduly burden or restrict Modern Industries, Inc. or the Subsidiaries of Modern Industries, Inc. in the ordinary course of its or their business. Except to the extent set forth on SCHEDULE C-5 Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc. have complied with all material commitments and obligations under all such contracts and agreements set forth in this section which they were obligated to comply with or perform as the Effective Date.

  (j) TITLE. To the knowledge and belief of Modern Industries, Inc., each of Modern Industries, Inc. and each Subsidiary of Modern Industries, Inc. all have good and marketable title to all properties, assets and leasehold estates, real and personal, to be transferred pursuant to this Agreement including those reflected on SCHEDULE C-1 through C-5 (except as since sold or otherwise disposed of in the ordinary course of business), subject to no mortgage pledge, lien, conditional sales agreement, encumbrance or charge, except for:

       (1) Liens reflected on SCHEDULE C-6 as securing specified liabilities (with respect to which no default exists); and
       (2)  Liens for current taxes and assessments not in default; and
       (3) Liens arising by operation of law of which, except to the extent disclosed on C-6 of Modern Industries, Inc. has no knowledge of any such liens existing.

                                 ARTICLES III

                     COVENANTS OF MODERN INDUSTRIES, INC.


3.1  COVENANTS OF MODERN INDUSTRIES, INC. PRIOR TO CLOSING

  Between the date of this Agreement and the Closing Date:
  (a) Modern Industries, Inc. will afford to the officers and authorized representatives of Intercell Corporation access to the plants, properties, books and records of Modern Industries, Inc. and will furnish Intercell Corporation with such additional financial and operating data and other information as to the business and properties of Modern Industries, Inc. as Intercell Corporation may from time to time reasonably request.

  (b) Modern Industries, Inc. and its Subsidiaries will:
       (1) Carry on their business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;
       (2) Maintain their properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;
       (3) Perform all their material obligations under agreements relating to or affecting their assets, properties and rights;
       (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and
       (5) Use their best efforts to maintain and preserve their business organization intact, retain their present employees and maintain their relationships with suppliers, customers and other having business relations with them.
  (c) Modern Industries, Inc. will not without the prior written consent of Intercell Corporation:
       (1) Declare or pay any dividend or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;
       (2) Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;
       (3) Increase the compensation payable or to become payable to any officer, employee or agent, or make any bonus payment to any such person; or
       (4) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or
       (5) Sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business.

       (6) ADOPT RESOLUTIONS APPROVING OR IMPLEMENTING A PLAN OF DISSOLUTION OR LIQUIDATION OR ADOPT RESOLUTIONS APPROVING OR IMPLEMENTING A DISTRIBUTION OF THE SHARES OF INTERCELL CORPORATION RECEIVED HEREUNDER, ON OR BEFORE ONE YEAR FROM THE CLOSING DATE HEREOF; AND IF THEREAFTER CONTEMPLATED TO BE ADOPTED SHALL BE ADOPTED ONLY WITH THE CONSENT OF INTERCELL CORPORATION.

  Modern Industries, Inc., further covenants that it shall provide to Intercell Corporation the financial statements which are required under Form 8-K and Regulation S-X, as made applicable by Form 8-K, within the time limitations provided therein.

                                  ARTICLES IV

           CONDITIONS TO THE OBLIGATIONS OF MODERN INDUSTRIES, INC.

4.1  CONDITIONS

  The obligations of Modern Industries, Inc. hereunder are, at its option, subject to the satisfaction, on or prior to the Effective Date of the following conditions:

  (a) TRUE REPRESENTATIONS. The representations and warranties of Intercell Corporation contained in this Agreement shall be true on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements of Intercell Corporation to be performed on or before the Closing Date pursuant to the terms thereof shall have been performed; and Intercell Corporation shall have delivered to Modern Industries, Inc. a certificate dated the Closing Date and signed by it to all such effects.

  (b) AUTHORIZATION. Intercell Corporation has obtained the legally required approval of this Agreement and the transaction herein contemplated by its Board of Directors and Shareholders (if required); and that such approval has been obtained in compliance with all existing laws, to the best of its knowledge; and that its officers have been authorized to enter into and execute this Agreement as a valid, binding and enforceable Agreement.


                                   ARTICLE V

                   REPRESENTATIONS OF INTERCELL CORPORATION

5.1  REPRESENTATIONS AND WARRANTIES OF INTERCELL CORPORATION

  Intercell Corporation represents and warrants to Modern Industries, Inc. as of the date hereof and as of the Effective Date as follows:

  (a) GOOD STANDING. Intercell Corporation is a Corporation duly organized and validly existing in good standing under the laws of the State of Colorado, and it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. The character and location of the assets now owned or regularly leased by Intercell Corporation in the conduct of its business and the nature of the business as now transacted by it does not require qualification as a foreign corporation in any jurisdiction at the present time.

  (b) STOCKHOLDERS AND STOCK. The authorized capital stock of Intercell Corporation consists of 100,000,000 shares of Common Stock, no par value, of which 4,997,053 shares are issued and outstanding (the "Intercell Corporation Stock"); and Preferred Stock, Series A of par value $10.00 of which 210,000 shares are authorized, issued and outstanding. EXHIBIT "D" hereto contains a complete and accurate list of all the Stockholders of Intercell Corporation and the number of shares held by each free and clear of all liens, encumbrances and claims of every kind. Each share of Intercell Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive right of any Stockholder. No option, warrant, call or commitment of any kind obligates Intercell Corporation to issue any of its capital stock exists as otherwise disclosed, in writing, to Modern Industries, Inc.

  (c) FINANCIAL STATEMENTS. Intercell Corporation has delivered to Modern Industries, Inc. copies of the following financial statements of Intercell Corporation EXHIBIT "D":
     (1) Balance Sheet as of December 31, 1994, (hereinafter referred to as "Intercell Corporation's Balance Sheet Date");
     (2) Profit and Loss Statement for the Twelve month period ended on Intercell Corporation's Balance Sheet Date;
     (3) Balance Sheets for the threeand six months ended March 31, 1995 and June 30, 1995 and related Financial Statements.

Except as and only to the extent expressly disclosed on a statement signed by Intercell Corporation and identified as being delivered pursuant to this Section, such financial statements have been prepared in accordance with general accepted accounting principles, applied on a consistent basis throughout the periods indicated. Except as and only to the extent expressly disclosed on a statement signed by Intercell Corporation and identified as being delivered pursuant to this Section, Intercell Corporation's Balance Sheets present fairly the financial condition of Intercell Corporation as of the dates indicated thereon and such Profit and Loss Statements present fairly the results of operations of Intercell Corporation for the periods indicated thereon and comply with all material commitments and obligations under all such contracts and agreements set forth in this section which they were obligated to comply with or perform as of the Effective Date.

  (d) TITLE. To the knowledge and belief of Intercell Corporation has good and marketable title to all properties, assets and leasehold estates, real and personal, owned and used in its business, and which is material to the operation of its business.

                                  ARTICLE VI

                      COVENANTS OF INTERCELL CORPORATION

6.1  COVENANTS OF INTERCELL CORPORATION PRIOR TO CLOSING

  Between the date of this Agreement and the Closing Date:

  (a) Intercell Corporation will afford to the officers and authorized representative of Modern Industries, Inc. access to the plants, properties, books and records of Intercell

Corporation and will furnish Modern Industries, Inc. with such additional financial and operating data and other information as to the business and properties of Intercell Corporation as Modern Industries, Inc. may from time to time reasonably request.
   (b) Intercell Corporation will:
       (1) Carry on its business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

       (2) Maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

       (3) Perform all its material obligations under agreements relating to or affecting its assets, properties and rights;

       (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and

       (5) Use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it.


                                 ARTICLES VII

            CONDITIONS TO THE OBLIGATIONS OF INTERCELL CORPORATION

7.1  CONDITIONS

  The obligations of Intercell Corporation hereunder are, at its option, subject to the satisfaction, on or prior to the Effective Date of the following conditions:

  (a) TRUE REPRESENTATIONS. The representations and warranties of Modern Industries, Inc. contained in this agreement shall be true on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements of Modern Industries, Inc. to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed; and Modern Industries, Inc. shall have delivered to Intercell Corporation a certificate dated the Closing Date and signed by it to all such effects.

  (b) AUTHORIZATION. Modern Industries, Inc. has obtained the legally required approval of this Agreement and the transaction herein contemplated by its Board of Directors and Shareholders; that such approval has been obtained in compliance with all existing laws, to the best of its knowledge; and that its officers have been authorized to enter into and execute this Agreement as a valid, binding and enforceable Agreement.

                                 ARTICLE VIII

                                    GENERAL

8.1  ADDITIONAL INSTRUMENTS

  The parties hereto shall deliver or cause to be delivered on the Effective Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this Agreement. Intercell Corporation and Modern Industries, Inc. will cooperate and use their best efforts to have the present officers, directors and employees of Intercell Corporation and Modern Industries, Inc. cooperate on and after the Effective Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Date.

8.2  ENTIRE AGREEMENT

  This Agreement (including all EXHIBITS, SCHEDULES and APPENDICES hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this agreement. This Agreement may be assigned modified or amended only by a duly authorized written instrument executed by the parties hereto.

8.3  COUNTERPARTS

  This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

8.4  NOTICES

  Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

  (a)  Intercell Corporation
       Mark Pierce, President
       4740 E. Sunrise Drive
       Box 333
       Tucson, AZ 85718

  (b)  Modern Industries, Inc.
       Gordon J. Sales, Chief Executive Officer
       4455 E. Camelback Rd. E-160
       Phoenix, AZ 85018

8.5    SURVIVORSHIP

  All warranties, covenants, representations and guarantees shall survive the closing and execution of the documents contemplated by this Agreement. The parties hereto in executing, and in carrying out the provisions of this Agreement are relying solely on the representations, warranties and agreements contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

8.7  LAW

  This Agreement shall be construed in accordance with the laws of the State of Colorado.
  In witness whereof, the parties have executed this agreement as of the day and year first above written.


                                 Intercell Corporation



                                 By:  /s/ Mark S. Pierce
                                     -------------------
                                      Mark S. Pierce, President



                                 Modern Industries, Inc.



                                 By:  /s/ Gordon J. Sales
                                     --------------------
                                      Gordon J. Sales,
                                      Chief Executive Officer

STATE OF COLORADO
County of Denver

  On this 7th day of July, 1995, before me personally came Mark S. Pierce, to me known, who being by me duly sworn, did depose and say that he/she is the President of Intercell Corporation, the corporation described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by order of the board of directors of said corporation.



                                   /s/ Debra Dee Eagzwood
                                   -----------------------
                                   Notary Public, Denver County,
                                   State of Colorado
My Commission Expires: 12/2/95


STATE OF COLORADO
County of Denver

  On this 7th day of July, 1995, before me personally came Gordon J. Sales, to me known, who being by me duly sworn, did depose and say that he/she is the President of Modern Industries, Inc., the corporation described in and which executed the foregoing instrument, and the he/she signed his/her name thereto by order of the board of directors of said corporation.



                                   /s/ Debra Dee Eagzwood
                                   -----------------------
                                   Notary Public, Denver County,
                                   State of Colorado
My Commission Expires: 12/2/95